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June 20, 1997

Green Mountain Coffee, Inc.
33 Coffee Lane
Waterbury, Vermont 05676

Ladies and Gentlemen:

     We have acted as counsel to Green Mountain Coffee, Inc., a Delaware corporation (the "Company"), in connection with the preparation by the Company of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), to which this opinion is to be filed as an exhibit. The Registration Statement relates to 200,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock") reserved for issuance pursuant to options available for grant or granted under the 1993 Stock Option Plan of the Company (the "Plan").

     As counsel to the Company, we have examined such corporate records, documents, agreements, certificates of public officials (as to which we have made no independent investigation), and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

     Upon the basis of such examination, in our opinion the Shares, if and when paid for and issued in accordance with the terms and conditions of the Plan and the respective Stock Option Agreements relating thereto, will be legally issued, fully paid and nonassessable.

     We are members of the bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is solely for your benefit and may not be used, circulated, quoted or otherwise referred to for any purpose except as hereinabove provided, without our express written permission.

Very truly yours,


RUBIN BAUM LEVIN CONSTANT & FRIEDMAN